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Exhibit 99.2

THE HERTZ CORPORATION

OFFERS TO EXCHANGE THE NOTES SET FORTH BELOW, EACH OF WHICH HAVE BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, PURSUANT TO THE PROSPECTUS DATED               , 2013:

$250,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.75% SENIOR NOTES DUE 2019 FOR ANY AND ALL OUTSTANDING 6.75% SENIOR NOTES DUE 2019 ISSUED ON MARCH 13, 2012;

$700,000,000 AGGREGATE PRINCIPAL AMOUNT OF 5.875% SENIOR NOTES DUE 2020 FOR ANY AND ALL OUTSTANDING 5.875% SENIOR NOTES DUE 2020 ISSUED ON OCTOBER 16, 2012; AND

$500,000,000 AGGREGATE PRINCIPAL AMOUNT OF 6.250% SENIOR NOTES DUE 2022 FOR ANY AND ALL OUTSTANDING 6.250% SENIOR NOTES DUE 2022 ISSUED ON OCTOBER 16, 2012

THE EXCHANGE OFFERS WILL EXPIRE AT 12:00 MIDNIGHT, NEW YORK CITY TIME, ON                              , 2013, UNLESS EXTENDED (SUCH TIME AND DATE, AS THE SAME MAY BE EXTENDED, THE "EXPIRATION DATE"). TENDERS MAY BE WITHDRAWN PRIOR
TO THE EXPIRATION DATE.

To Brokers, Dealers, Commercial Banks, Trust Companies and other Nominees:

        As described in the enclosed Prospectus, dated                                    , 2013 (as the same may be amended or supplemented from time to time, the "Prospectus"), of The Hertz Corporation, a Delaware corporation (the "Company"), and certain subsidiaries of the Company (the "Guarantors"), and accompanying Letter of Transmittal (the "Letter of Transmittal"), the Company is offering to exchange (the "Exchange Offers") up to $250,000,000 aggregate principal amount of its 6.75% Senior Notes due 2019 (the "Exchange 2019 Notes"), up to $700,000,000 aggregate principal amount of its 5.875% Senior Notes due 2020 (the "Exchange 2020 Notes") and up to $500,000,000 aggregate principal amount of its 6.250% Senior Notes due 2022 (the "Exchange 2022 Notes" and, together with the Exchange 2019 Notes and the Exchange 2020 Notes, the "Exchange Notes"), in each case which have been registered under the Securities Act of 1933, as amended (the "Securities Act"), for any and all of its outstanding 6.75% Senior Notes due 2019 issued on March 13, 2012 (the "Outstanding 2019 Notes"), 5.875% Senior Notes due 2020 (the "Outstanding 2020 Notes") and 6.250% Senior Notes due 2022 (the "Outstanding 2022 Notes" and, together with the Outstanding 2019 Notes and the Outstanding 2020 Notes, the "Outstanding Notes"), respectively, in integral multiples of $2,000 and multiples of $1,000 in excess thereof, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal.

        The terms of the Exchange Notes are identical in all material respects (including principal amount, interest rate and maturity) to the terms of the Outstanding Notes for which they may be exchanged pursuant to the Exchange Offers, except that the Exchange Notes, upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, will be registered under the Securities Act, and will not contain restrictions on transfer or provisions relating to additional interest, will bear a different CUSIP or ISIN number from the Outstanding Notes and will not entitle their holders to registration rights. The Outstanding Notes are unconditionally guaranteed (the "Old Guarantees") by the Guarantors, and the Exchange Notes will be unconditionally guaranteed (the "New Guarantees") by the Guarantors. Upon the terms and subject to the conditions set forth in the enclosed Prospectus and Letter of Transmittal, the Guarantors offer to issue the New Guarantees with respect to all Exchange Notes issued in the Exchange Offers in exchange for the Old Guarantees of the

Outstanding Notes for which such Exchange Notes are issued in the Exchange Offers. Throughout this letter, unless the context otherwise requires and whether so expressed or not, references to the "Exchange Offers" include the Guarantors' offer to exchange the Old Guarantees for the New Guarantees, references to the "Exchange Notes" include the related New Guarantees and references to the "Outstanding Notes" include the related Old Guarantees.

        The Company will accept for exchange any and all Outstanding Notes properly tendered according to the terms of the Prospectus and the Letter of Transmittal. Consummation of the Exchange Offers is subject to certain conditions described in the Prospectus. The Exchange Offers are being made in order to satisfy certain obligations of the Company contained in the exchange and registration rights agreements, dated as of March 13, 2012 and November 19, 2012, in each case by and among the Company, certain of the Guarantors named therein and the initial purchaser(s) of the Outstanding Notes named therein, relating to the Outstanding Notes.

        WE URGE YOU TO PROMPTLY CONTACT YOUR CLIENTS FOR WHOM YOU HOLD OUTSTANDING NOTES REGISTERED IN YOUR NAME OR IN THE NAME OF YOUR NOMINEE. PLEASE BRING THE EXCHANGE OFFERS TO THEIR ATTENTION AS PROMPTLY AS POSSIBLE.

Enclosed are copies of the following documents:

  1.
  The Prospectus;

  2.
  The Letter of Transmittal for your use in connection with the tender of Outstanding Notes and for the information of your clients, including a "Substitute Form W-9" and "Guidelines to Substitute Form W-9" (providing information relating to U.S. federal income tax backup withholding);

  3.
  A form "Notice of Guaranteed Delivery"; and

  4.
  A form letter including a form of "Instructions to Registered Holder from Beneficial Owner" which you may use to correspond with your clients for whose accounts you hold Outstanding Notes that are registered in your name or the name of your nominee, with space provided for obtaining such clients' instructions regarding the applicable Exchange Offer.

        Your prompt action is requested. Please note that the Exchange Offers will expire at 12:00 midnight, New York City time, on                                    , 2013, unless the Company otherwise extends the Exchange Offer (such date and time, as the same may be extended, is referred to herein as the Expiration Date).

        To participate in the Exchange Offers, certificates for Outstanding Notes, together with a duly executed and properly completed Letter of Transmittal or facsimile thereof, or a timely confirmation of a book-entry transfer of such Outstanding Notes into the account of Wells Fargo Bank, National Association (the "Exchange Agent"), at the book-entry transfer facility, together with any required signature guarantees and any other required documents, must be received by the Exchange Agent prior to the Expiration Date, as indicated in the Prospectus and the Letter of Transmittal.

        The Company will not pay any fees or commissions to any broker or dealer or to any other persons (other than the Exchange Agent) in connection with the solicitation of tenders of the Outstanding Notes pursuant to the Exchange Offers. However, the Company will pay or cause to be paid any transfer taxes, if any, applicable to the tender of the Outstanding Notes to it or its order, except as otherwise provided in the Prospectus and Letter of Transmittal.

        If holders of the Outstanding Notes wish to tender, but it is impracticable for them to forward their Outstanding Notes prior to the Expiration Date or to comply with the book-entry transfer procedures on a timely basis, a tender may be effected by following the guaranteed delivery procedures described in the Prospectus and in the Letter of Transmittal.

        Any inquiries you may have with respect to the Exchange Offers should be addressed to the Exchange Agent at its address and telephone number set forth in the enclosed Prospectus and Letter of Transmittal. Additional copies of the enclosed materials may be obtained from the Exchange Agent.

Very truly yours,

THE HERTZ CORPORATION

NOTHING CONTAINED HEREIN OR IN THE ENCLOSED DOCUMENTS SHALL CONSTITUTE YOU OR ANY OTHER PERSON AS AN AGENT OF THE COMPANY OR THE EXCHANGE AGENT, OR AUTHORIZE YOU OR ANY OTHER PERSON TO USE ANY DOCUMENT OR MAKE ANY STATEMENTS ON BEHALF OF EITHER OF THEM IN CONNECTION WITH THE EXCHANGE OFFERS, OTHER THAN THE DOCUMENTS ENCLOSED HEREWITH AND THE STATEMENTS EXPRESSLY CONTAINED THEREIN.

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  Exhibit 99.2
THE HERTZ CORPORATION